Exhibit 99.1

NEW FRONTIER MEDIA’S SPECIAL COMMITTEE RETAINS

FINANCIAL ADVISOR TO ASSIST IN EVALUATING STRATEGIC ALTERNATIVES

BOULDER, Colo., April 3, 2012 — New Frontier Media, Inc. (NasdaqGS: NOOF), a leading provider of transactional television services and distributor of general motion picture entertainment, today announced that the Special Committee of the Board of Directors of New Frontier Media has retained Avondale Partners, LLC, a nationally recognized full service investment banking firm, as its financial advisor to examine and consider a broad range of strategic alternatives. The strategic review will evaluate the Company’s current long-term business plan against a broad range of alternatives that have the potential to maximize shareholder value. The process to review strategic alternatives will be overseen by the Special Committee of independent directors that, as previously announced, is also evaluating the recent unsolicited non-binding acquisition proposals that were recently received by New Frontier Media.  The Special Committee is also being assisted by its legal advisor, Alston & Bird LLP.  New Frontier Media is being advised by Holland & Hart LLP.

Alan L. Isaacman, Chairman of the Special Committee, stated that, “Our Board of Directors remains very enthusiastic about New Frontier Media’s future prospects and has made no decision to sell the Company. However, in keeping with our commitment to act in the best interests of all shareholders, we have decided to undergo a thorough review of strategic alternatives to determine the best opportunities for maximizing shareholder value at this time. Accordingly, while our financial advisor will assist us with reviewing and responding to the unsolicited acquisition proposals that we have received, as well as any other acquisition proposals that we may receive, the scope of our financial advisor’s assignment will be comprehensive and not limited to any specific vision for New Frontier Media’s future.”

The Special Committee, working with its financial and legal advisors, intends to proceed in a timely and orderly manner to consider a broad range of possible strategic alternatives for New Frontier Media and their implications, but has not set a definite schedule for the completion of its evaluation.

New Frontier Media cautions that there are no guarantees that the strategic alternative review process will result in a transaction or, if a transaction is approved by the New Frontier Media Board of Directors, whether the terms or timing of such a transaction will be approved by shareholders.

New Frontier Media currently does not intend to make any further public announcements regarding its Special Committee’s review of possible strategic alternatives until such time as the New Frontier Media Board of Directors approves a transaction or otherwise determines that further disclosure is appropriate.

About New Frontier Media, Inc.

New Frontier Media, Inc. is a provider of transactional television services and a distributor of general motion picture entertainment. Our Transactional TV segment distributes adult content to cable and satellite providers who then distribute the content to retail consumers via video-on-demand (VOD) and pay-per-view (PPV) technology. Programming originates from our state of the art digital broadcast infrastructure in Boulder, Colorado.  We obtain our programming primarily by licensing content distribution rights from movie studios, and we distribute new and unique programming in order to provide consumers with an exceptional viewing experience.

Our Film Production segment is a distributor of mainstream and erotic films.  The films are distributed to cable and satellite operators, premium movie channel providers and other content distributors.  We act as a sales agent for mainstream films and produce erotic films.  The segment also periodically provides contract film production services to major Hollywood studios.

We are headquartered in Boulder, Colorado, and our common stock is listed on the Nasdaq Global Select Market under the symbol “NOOF.” For more information about New Frontier Media, Inc., contact Grant Williams, Chief Financial Officer, at (303) 444-0900, extension 2185, and please visit our web site at www.noof.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements.  In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding the review by New Frontier Media’s special committee of independent directors of potential strategic alternatives, the timing of such review, and the outcome of such review.  Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, the risks detailed in New Frontier Media’s filings with the Securities and Exchange Commission, including its most recent filings on Form 10-K and Form 10-Q , or in information disclosed in public conference calls, the date and time of which are released beforehand.  New Frontier Media is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.